Exhibit 10.2
AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
     This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”), is entered into and is effective as of January 15, 2009, by and between, on the one hand, FIRST BANCORP (the “Corporation”), a corporation organized under the laws of the Commonwealth of Puerto Rico (the “Commonwealth”), and FIRSTBANK PUERTO RICO (the “Bank”), a banking institution organized under the laws of the Commonwealth that is a wholly-owned subsidiary of the Corporation, and, on the other hand, Aurelio Alemán (the “Executive”), Chief Operating Officer and Senior Executive Vice President of the Corporation.
Recitals
     WHEREAS, the Corporation and the Executive entered into a certain Employment Agreement dated as of February 24, 1998 (the “Employment Agreement”), pursuant to which the Corporation and the Bank retained the professional services of the Executive, subject to the terms and conditions set forth therein; and
     WHEREAS, the parties hereto wish to amend the terms of the Employment Agreement in the manner set forth below.
     NOW THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:
     1. Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement; provided, however, that for all purposes the term “Corporation”, whenever utilized in the Employment Agreement, shall include the Bank, its affiliates, and any other subsidiaries of the Corporation, irrespective of the context of which such term is utilized.
     2. Particular Amendments to the Employment Agreement. The Employment Agreement is hereby amended as follows:
     (a) In the event of any payment made pursuant to the provisions of the Employment Agreement which qualify as an applicable severance from employment or a golden parachute payment, as such terms are defined in Section 280G of the Internal Revenue Code of 1986, as amended by the provisions of the Emergency Economic Stabilization Act of 2008, such payment shall not equal or exceed an amount equal to three times the Executive’s average taxable compensation over the five years preceding the year of the applicable severance from employment or the golden parachute payment (the “Compensation”). In accordance herewith, to the extent such severance from employment or a golden parachute payment exceeds the Compensation, the severance from employment or the golden parachute payment shall equal the Compensation less one dollar.
     (b) The Bank shall recover from the Executive any bonus or incentive compensation paid to the Executive based on statements of earnings, gains, or other criteria that are later proven to be materially inaccurate.
     (c) The limitations imposed herein under paragraph (a) and (b) shall apply during the period that the United States Department of the Treasury holds an equity or debt position in the Corporation pursuant to the provision of Section 101(a) of the Emergency Economic Stabilization Act of 2008.

     (d) Any severance from employment or golden parachute payment not paid to the Executive as a result of the provisions of paragraph (a) above shall be paid to the Executive within a period no longer than ten (10) business days following the date upon which the Department of the Treasury no longer holds an equity or debt position in the Corporation (the “Deferred Payment Date”) irrespective of the Executive being an employee of the Corporation on the Deferred Payment Date.
     3. Effectiveness. Except as expressly amended herein, the Employment Agreement shall continue to be and shall remain in full force and effect in accordance with its terms; and, in such connection, it is hereby acknowledged and agreed to by the parties hereto that this Amendment is not intended to cause an extinctive novation of the terms and conditions of, and the obligations of the respective parties under, the Employment Agreement.
     4. Waiver. The execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of the parties to the Employment Agreement nor constitute a waiver of any provision of the Employment Agreement.
     5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth.
     6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same document. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be as effective as delivery of a manually executed counterpart of this Amendment.
     7. Severability. Any provision of this Amendment which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered, or caused this Amendment to be duly executed and delivered by their respective officers thereunto as of the date first above written.

FIRST BANCORP

By:	/s/ Luis M. Beauchamp
Name:	Luis M. Beauchamp
Title:	President and Chief Executive Officer

FIRSTBANK PUERTO RICO

By:	/s/ Aurelio Alemán
Name:	Aurelio Alemán
Title:	Senior Executive Vice President and Chief Operating Officer

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